UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): April 29, 2013

Entia Biosciences, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13565 SW Tualitin-Sherwood Road #800 Sherwood, Oregon	97140
(Address of principal executive offices)	(Zip Code)

(503) 334-3575
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 29, 2013 the Entia Biosciences, Inc. 2012 Annual Meeting of Stockholders was held.  The three incumbent directors were re-elected, the advisory vote on the compensation paid to our named executive officer was approved, the proposal to hold advisory votes on executive compensation every three years was approved and the increase in the authorized shares underlying our 2010 Stock Incentive Plan by 1.5 million shares was approved.  The actual vote totals for each proposal are disclosed in the table below.

ENTIA BIOSCIENCES, INC
April 29, 2013 Results
Measure 1: (Election of Directors)
FOR ALL	WITHHELD ALL	ALL EXCEPT
3,342,831		0

Measure 2: (Executive Compensation)
FOR	AGAINST	ABSTAIN
3,272,382	60,391	250,058

Measure 3: (Frequency Exec. Comp. Vote)
EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS
122,669	264,134	2,956,228

Measure 4: (2010 Stock Incentive Plan Share Increase)
FOR	AGAINST	ABSTAIN
3,309,469	331,041	41,321

At a meeting of our board of directors on April 30, 2013, the current executive officers were re-appointed.  In addition, the board of directors set the frequency of advisory votes on executive compensation at three years, consistent with the shareholder vote on that issue.

Item 8.01	Other Events

On April 29, 2013, we were notified by our licensor, The Penn State Research Foundation, that a patent entitled Methods and Compositions for Improving the Nutritional Content of Mushrooms and Fungi, was issued as US Patent No. 8,337,921 B2 on December 25, 2012.  This patent is subject to an exclusive license agreement dated June 9, 2010 between our company and The Penn State Research Foundation.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

              None.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC. (Registrant)

Date: May 2, 2013	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President, CEO and Acting CFO